UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004

WATERS INSTRUMENTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-1388	41-0832194
(Commission File Number)	(IRS Employer
Identification No.)

13705 26th Ave. N., Suite 102 Minneapolis, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)

(763) 551-1125
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)                                 On November 4, 2004, upon the recommendation of its current independent directors, the Board of Directors of Waters Instruments, Inc. (“Waters”) acted to increase the number of directors on its board from four to five and elected a new director, Dale A. Nordquist.  Mr. Nordquist is expected to serve on the Audit Committee and Compensation Committee.  There are no arrangements or understandings between Mr. Nordquist and Waters or any other persons, pursuant to which he was selected as a director.  There are no transactions, or proposed transactions, during the last two years to which Waters was or is to be a party, in which the new director has a direct or indirect material interest.

A press release announcing the election of the new director was issued on November 5, 2004.  The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Current Report as if fully set forth herein.

Item 8.01.                                          Other Events

On November 8, 2004, Waters issued a press release announcing that the Board of Directors declared a $0.04 per share dividend to its shareholders.  The full text of the press release is set forth in Exhibit 99.2 attached hereto and is incorporated in this Current Report as if fully set forth herein.

Item 9.01.                                          Financial Statements and Exhibits

(a)                                  Financial statements:  None.

(b)                                 Pro forma financial information:  None.

(c)                                  Exhibits:

Exhibit 99.1                                    Press release dated November 5, 2004

Exhibit 99.2                                    Press release dated November 8, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2004

WATERS INSTRUMENTS, INC.

	By	/s/ Gregg J. Anshus
Gregg J. Anshus, Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
November 4, 2004	0-1388

WATERS INSTRUMENTS, INC.

EXHIBIT NO.	ITEM

99.1	Press release dated November 5, 2004.

99.2	Press release dated November 8, 2004